Exhibit 8.1

December 18, 2003

Foster Wheeler Ltd.

Perryville Corporate Park

Clinton, New Jersey 08809-4000

Ladies and Gentlemen:

We have acted as counsel to Foster Wheeler Ltd., a Bermuda corporation (the “Company”), in connection with the Amendment No. 2 to the Form S-4 Registration Statement (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (i) the registration of common shares of Foster Wheeler Ltd. that may be exchanged for any and all (a) 9.00% Preferred Securities, Series I issued by FW Capital Trust I and guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC (the “trust securities”), (b) 6.50% Convertible Subordinated Notes due 2007 issued by Foster Wheeler Ltd. and guaranteed by Foster Wheeler LLC (the “convertible notes”) and (c) Series 1999 C Bonds and Series 1999 D Bonds supported by the Exit Funding Arrangement dated as of October 15, 1999 between Foster Wheeler Corporation (as succeeded by Foster Wheeler LLC) and Suntrust Bank, Central Florida, National Association (the “Robbins bonds”) and (ii) the registration of 6 ¾% Senior Secured Notes due __ of Foster Wheeler LLC (the “new notes”) that may be exchanged for any and all 6 ¾% Senior Secured Notes due 2005 of Foster Wheeler LLC (the “2005 notes”), in each case guaranteed by subsidiary guarantors.

                In delivering this opinion letter, we have examined the Registration Statement and each indenture (and each supplemental indenture or form thereof) and, to the extent deemed necessary, other agreements relating to (i) the debentures underlying the trust securities, (ii) the convertible notes, (iii) the Robbins bonds and (iv) the 2005 notes and the new notes, which have been filed with the Commission as exhibits to the Registration Statement.  We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinion expressed herein.

                In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

                Our opinion set forth below is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative pronouncements, and judicial precedents, all as of the date hereof.  The foregoing authorities may be repealed, revoked or modified, and any such change may be retroactively effective.

                Based on the foregoing, and subject to the qualifications and limitations and factual determinations set forth in such statements or stated herein, except as to matters where it is explicitly stated in the Registration Statement that no opinion will be given, the statements set forth in the Registration Statement under the captions “U.S. Federal Income Tax Considerations,” insofar as they discuss matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material United States federal income tax considerations of the exchange offer generally applicable to (1) holders of trust securities, convertible notes or Robbins bonds (the “securities”) who hold the securities as capital assets, (2) holders of common shares who hold such common shares as capital assets and who acquire such common shares pursuant to the exchange offer, (3) holders of the 2005 notes who hold the notes as capital assets and (4) holders of new notes who hold such notes as capital assets and who acquire such notes pursuant to the exchange offer.

                We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein, nor do we express any opinion herein with respect to factual matters or concerning any law other than the federal tax law of the United States.  Moreover, we note that our opinion is not binding on the Internal Revenue Service or courts, any of which could take a contrary position.

                We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions “U.S. Federal Income Tax Considerations” in the Registration Statement.

Very truly yours,
/s/ King & Spalding LLP
KING & SPALDING LLP